Exhibit 10.51

STATE OF TEXAS	§
§
COUNTY OF [COUNTY]	§

CONTRACT TO PROVIDE
NURSING FACILITY SERVICES
UNDER THE
TEXAS MEDICAL ASSISTANCE PROGRAM

(Name of Facility)

(Street Address)

(City)                                                            (State)                              (zip)

(Contract/Provider No.)                                      (Vendor/Facility No.)

        The Texas Department of Human Services, hereinafter referred to as, the Department, and the above nursing facility, hereinafter referred to as the Facility, hereby make and enter into this contract for the consideration set forth below upon signatures of both parties, effective the 1st Day of August, 2002 and continuing until terminated as provided herein, in the Department's rules, or in federal rules or law.

I.

        The Department is responsible for administering the Long Term Care Program under the Texas Medical Assistance Program operated under Title XIX of the Social Security Act. This citation is: 42 U.S.C. sections 1396-1396v (Medical Assistance Program). The Facility is licensed by the Department to provide nursing facility services. Since the Department wishes to provide qualified individuals with services of the type furnished by the Facility, and since the Facility has filed an application to furnish such services, the Department and the Facility mutually agree to the terms and conditions set forth below and to the provisions of the Nursing Facility Requirements for Licensure and Medicaid Certification (NFR/LMC) published by the Department, a copy of which has been furnished to the Facility and which is hereby incorporated by reference as a part of this contract.

II.

The Facility agrees:

        A.    To provide room and board, institutional services and medical and nursing facility services in the form of nursing care as defined in Title XIX of the Social Security Act, as amended, in the NFR/LMC published by the Department, and in Department's regulations: 40 TAC 19, to residents found by the Department to be eligible for such services, and to accept the vendor payment which is now in effect, or as it may hereafter be amended, as payment in full for the care of the resident, and to make no additional charge except the applied income amount specified by the Department to the resident, any member of his family, or to any other source for any supplementation or for any item except as allowed within Departmental policies and regulations. As a condition of eligibility for Medicaid benefits, the recipient has assigned all rights of recovery from any third party, or any other source of payment, to the Department (42 CFR 433.145 and section 32.033 of the Texas Human Resources Code). Federal law prohibits the Facility from charging a recipient or any financially responsible relative or representative of the recipient for Medicaid covered services, except where a co-payment is authorized under Medicaid State plan (42 CFR 447.20);

        B.    To disclose information on ownership and control, management information related to business transactions, past criminal activities and information on persons convicted of crimes in accordance with 42 CFR part 455, subpart B, and provide such information on request to the Department, the Texas Health and Human Services Commission, the Texas Department of Health, the Texas Department of Protective and Regulatory Services, the Texas Attorney General's Medicaid Fraud Control Unit, the Health Care Financing Administration and/or the United States Department of Health and Human Services. The Facility agrees to keep its application for participation in the Medicaid program current by informing the Department or its agent in writing of any changes to the information contained in its application, including but not limited to, changes in ownership or control, federal tax identification number, or provider business addresses, prior to making such changes. The Facility understands that the application is hereby made a part of the contract and that each succeeding change in the information contained in the application requires disclosure to the Department. Failure to keep the information current is a breach of contract;

        C.    To notify the Department or its agent within ten (10) business days of the time it receives notice that any action is being taken against the Facility or any person defined under any of the provisions of section 1128(a) or (b) of the Social Security Act (42 USC 1320a-7), or Executive Order 12549 entitled "Deparment and Suspension", which could result in exclusion from the Medicaid program. The Facility has not been excluded or debarred from participation in any program under Title XVIII (Medicare): 42 U.S.C. sections 1395-1395cc or any program under Title XIX (Medicaid) 42 U.S.C. sections 1396-1396v under any of the aforementioned provisions. The Facility agrees to comply with 45 CFR part 76. This regulation requires the Facility, in part, to: (a) execute the attached Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion-For Covered Contracts upon execution of this agreement; (b) provide written notice to the Department or its agent if at any time the Facility learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances; and (c) requires compliance with 45 CFR part 76 by participants in lower tier covered transactions;

        D.    To inform the Department within time limits specified in the Medicaid Provider Manual For Long Term Care Facilities, or its successor, when individuals covered under the Title XIX Medical Assistance Program enters or leaves the facility;

        E.    To allow Department personnel, Texas Department of Health Personnel, Texas Attorney General Medicaid Fraud Control Unit personnel, and personnel of the United States Department of Health and Human Services access to and private interviews with individuals receiving any type of assistance from the Department, and to allow review and/or audits of all Facility records at all reasonable times. The Texas Attorney General's Medicaid Fraud Control Unit and the Texas Health and Human Services Commission's Office of Investigations and Enforcement may conduct interviews of Facility personnel, subcontractors and their personnel, witnesses, and residents without the Facility's representative or Facility's legal counsel present unless the person voluntarily requests that the representative be present. Facility's personnel, subcontractors and their personnel, witnesses, and residents must not be coerced by the Facility or the Facility's representative to accept representation by the Facility, and Facility agrees that no retaliation will occur to a person who denies the Facility's offer of representation. Nothing in this contract limits a person's right to counsel of his or her choice. Requests for interviews are to be complied with in the form and manner requested. The Facility will ensure by contract or other means that its personnel and subcontractors over whom the Facility has control cooperate fully in any investigation conducted by the Texas Attorney General's Medicaid Fraud Control Unit and/or the Texas Health and Human Services Commission's Office of Investigations. Subcontractors are those persons or entities who provide medical goods or services for which the Facility bills the Medicaid program or who provide billing services in connection with Medicaid-covered services;

        F.     To keep the financial and supporting documents, statistical records, and any other records pertinent to the services for which a claim was submitted. The resident's medical records and documents will be kept for a minimum of five (5) years after the termination of the contract period. If any litigation, claim, or audit involving a resident's medical records begins before the five year period expires, the Facility will keep the records and documents for not less than five years and until all litigation, claims, or audit findings are resolved. Other Facility records and documents will be kept a minimum of three years and ninety days after the termination of the contract period. If any litigation, claim or audit involving these records begins before the three year and ninety day period expires, the Facility will keep the records and documents for not less that three years and ninety days and until all litigation, claims or audit findings are resolved. The case is considered resolved when there is a final order issued in litigation, or a written agreement is entered into between the Department and the Facility. Contract period means the beginning date to the termination date as specified in the Department rules, or in federal rules or law. This agreement is subject to all state and federal laws and regulations relating to fraud and abuse in health care and the Medicaid program. As required by 42 CFR 431.107, the Facility agrees to keep any and all records necessary to disclose the extent of services provided by the Facility to individuals in the Medicaid program and any information relating to payments claimed by the Facility for furnishing Medicaid services. The Facility also agrees to provide, on request, access to records required to be maintained under 42 CFR 431.107 and to provide copies of those records to the Texas Health and Human Services Commission, the Texas Attorney General's Medicaid Fraud Control unit, and/or the United States Department of Health and Human Services. Facility must cooperate and assist the Department and any state or federal agency charged with the duty of identifying, investigating, sanctioning,. or prosecuting suspected fraud and abuse. Facility must also allow these agencies and/or their agents access to its premises;

        G.    To meet the provisions of the Life Safety Code of the National Fire Protection Association, as amended, applicable to nursing facilities;

        H.    To maintain a separate trust fund for each resident who entrusts personal funds to the personnel of the Facility; detailed records will be maintained of all receipts and of all expenditures of such trust funds; such trust funds will not be commingled with the Facility's funds;

        I.     Comply with Title VI of the Civil Rights Act of 1964 (Public Law 88-352), Section 504 of the Rehabilitation Act of 1973 (Public Law 93-112), The Americans with Disabilities Act of 1990 (Public Law 101-336), and all amendments to each, and all requirements imposed by the regulations issued pursuant to these acts. In addition, the Facility agrees to comply with Title 40, Chapter 73, of the Texas Administrative Code. These provide in part that no persons in the United States shall, on the grounds of race, color, national origin, sex, age, disability, political beliefs or religion be excluded from participation in, or denied, any aid, care, service or other benefits provided by federal and/or state funding, or otherwise be subjected to discrimination. In addition, the Facility will comply with the Health and Safety Code Section 85.113 (relating to workplace and confidentiality guidelines regarding AIDS and HIV);

        J.     To comply with the requirements of the Immigration Reform and Control Act of 1986 (8 USCA 1324a) regarding employment verification and retention of verification forms for any individuals hired on or after November 6, 1986 who will perform any labor or services under this contract;

        K.    To submit claims for payment, including electronic claims, in accordance with billing guidelines and procedures promulgated by the Department. If the Facility submits electronic forms to the Department or its agent by any method, the Facility will ensure that every machine readable form entry submitted by the Facility or their billing agent is capable of being associated and identified with corresponding source documents (hard copies). The source documents must contain true and accurate information as specified in the NFR/LMC published by the Department, and contain all required signatures appropriate to the form being submitted. The signatures that are required are as follows:

  a.
  Form 3618: Administrator
  b.
  Form 3619: Administrator
  c.
  Form 3652: Attending/Admitting Physician Director of Nurses Assessor

The Facility certifies that information submitted regarding claims will be true, accurate and complete, and that such information can be verified by source documents from which data entry is made by the Facility. The Facility understands that payment of the claim will be from federal and state funds and that any falsification or concealment of a material fact may be prosecuted under federal and state laws. This clause is pursuant to Sec. 403.055(h) of the Government Code. Any payments owing to the Facility under this contract will be applied toward elimination of the Facility's indebtedness to the state, delinquency in payment of taxes to the state, or delinquency in payment of taxes that the Comptroller administers or collects until the indebtedness or delinquency is paid in full. This clause does not apply if federal law requires payment to be made to the Facility for Nursing Facility Services under the Texas Medical Assistance Program, and may not apply if federal law conditions the receipt of the money for these services to the state on the basis of payment being made to the Facility.

        L.    To notify the Department thirty (30) days in advance if the business entity files for bankruptcy, dissolves, or otherwise ceases to be an operating business;

        M.   To comply with Executive Order 11246, entitled "Equal Employment Opportunity," as amended by Executive Order 11375 and supplemented in Department of Labor regulations at 41 CFR part 60;

        N.    To comply with applicable provisions of the Clean Air Act (42 U.S.C. 7401 et seq.) and the Federal Water Pollution Control Act, as amended (33 U.S.C. 1251 et seq.);

        O.    That the following statement required by law is true and correct: Under Section 231.006, Family Code, the Facility certifies that the individual or business entity named in this contract, bid, or application is not ineligible to receive the specified grant, loan, or payment and acknowledges that this contract may be terminated and payment may be withheld if this certification is inaccurate.

III.

The Department agrees:

        A.    To pay on a vendor basis for nursing facility services (in amounts and under conditions determined by the Department) for all persons receiving such services who have been determined by the Department to be eligible for such assistance under the Title XIX Medical Assistance Program;

        B.    To make all payments in accordance with the applicable laws as promptly as feasible after a proper bill is submitted and approved;

        C.    To make proper adjustment in the vendor payments from month to month as indicated to compensate for prior overpayment or underpayment;

        D.    To give to the Facility reasonable notice of any impending change in its status as a participating nursing facility in the Texas Medical Assistance Program, except that nothing in this section shall be construed to deny the Department the right, for failure to comply with the NFR/LMC published by the Department 40 TAC 19, or the contract, to take any one or more of the following actions: (1) cancel the contract, (2) suspend vendor payments, or (3) any other legal remedy available to the Department;

        E.    To provide an administrative hearing to the Facility in the event the Department suspends or cancels the Facility's participation in the Title XIX Medical Assistance Program;

        F.     To notify the Facility in writing of any deficiency(ies) found to exist.

IV.

The Department and the Facility mutually agree:

        A.    That in the event the Federal and/or State laws or other requirements should be amended or judicially interpreted so as to render the fulfillment of this contract on the part of either party unfeasible or impossible, or if the parties to this contract should be unable to agree upon modifying amendments which would be needed to enable its substantial continuation as the result of the aforesaid amendments or judicial interpretations, then, and in that event, both the Facility and the Department shall be discharged from further obligation created under the terms of this contract, except for the equitable settlement of the respective accrued interest up to the date of the termination;

        B.    That the Department may withhold payments, in whole or in part, if necessary because of irregularity(ies) or difference(s) from whatever cause until such irregularity(ies) or difference(s) can be adjusted;

        C.    That this contract shall be in effect beginning on the date set out herein, and shall continue indefinitely, subject to the availability of appropriated funds or until the Federal and/or State Governments cease to participate in the program, or by mutual consent of the Department and the Facility. Nothing in this section shall be construed to forbid the Department from terminating this contract when it is established that the Facility is failing to comply with the terms of this contract and the Nursing Facility Requirements for Licensure and NFR/LMC, as they now read or as they may be amended;

        D.    That as the Department amends, modifies, or changes the Nursing Facility Requirements for Licensure and NFR/LMC published by the Department, it shall immediately furnish the Facility a copy of any such changes and that the Facility shall accept such amendment, modification, or change by acknowledging such change within twenty (20) days from receipt thereof; such signed acknowledgment by the Facility shall become incorporated by reference as a part of this contract; and the failure of the Facility to execute and return the acknowledgement to the Department may, at the Department's option, serve as sufficient justification for termination of the contract;

        E.    That any breach or violation of any of the provisions of the contract, or the NFR/LMC 40 TAC 19 published by the Department, shall make this entire contract, at the Department's option, subject to cancellation;

        F.     It is agreed and understood that by signing this contract the Facility and the Department accept all the stipulations in the contract, and agree to each and every provision therein and further agree that this contract shall be considered completed and executed and this contract shall be binding on the said Facility and the Department at such time as the Department notifies the Facility of its participation status;

        G.    It is agreed and understood that the venue for any lawsuit between the Department and the Facility which is related to the performance of this contract shall be in Travis County, Texas;

        H.    That payments under this contract may be withheld during the pendency of an administrative hearing on contract cancellation, termination or loss of certification of compliance for Medicaid until a final decision is issued and all appeals are exhausted;

        I.     That this contract is dependent upon the Facility having a certification of compliance with Medicaid nursing facility standards. This contract is automatically terminated on the date the Facility loses its certification of compliance. The Facility is not entitled to payment for services delivered to Medicaid clients during the time the Facility does not have a certification of compliance. The Department will not pay the Facility during the pendency of an administrative hearing on a contract termination which is based on loss of certification of compliance;

        J.     That the Department, pursuant to the Human Resources Code, Sec. 32.021, may assess monetary penalties against the Facility for contract violations as required by 42 U.S.C.A. §1396 r (h). Such assessments are to be applied in accordance with Department rules at 40 T.A.C. §19.2121 and shall be in addition to any other penalties and/or sanctions authorized by federal or state law and regulations.

The parties bind themselves by their respective signatures below.

TEXAS DEPARTMENT OF HUMAN SERVICES	[NAME OF FACILITY] dba [DBA NAME]

BY:

[P.M. Name], Program Manager	(Signature of Signatory per form 2031)
Contract and Licensing Program
Facility Enrollment Section
Long Term Care Regulatory	(Typed/Printed Name as per form 2031)

(Title of Signatory)